UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2025

INNOVATE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Madison Ave, 12th Fl
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 235-2691

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VATE	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement

On August 4, 2025 (the “Closing Date”), INNOVATE Corp. (“INNOVATE” or the “Company”) announced that it had closed a series of previously announced indebtedness refinancing transactions that will extend certain of the Company’s debt maturities. The refinancing transactions include (i) the initial closing of an exchange offer and consent solicitation with respect to the Company’s senior secured notes, (ii) privately negotiated exchanges of certain of the Company’s convertible senior notes, (iii) amendment and extension of the Company’s 2020 Revolving Credit Agreement (as defined below), (iv) amendment and extension of the Company’s Continental General Insurance Company (“CGIC”) note, as well as the exchange of a portion of the Company’s preferred stock held by CGIC in exchange for increasing the principal amount of that note, (v) amendment and extension of the Spectrum Notes (as defined below) and (vi) amendment and extension of the R2 Technologies Note (as defined below).
New Senior Secured Notes
On the Closing Date, the Company held an initial closing in respect of its previously announced exchange offer and consent solicitation (the “Exchange Offer”) to eligible holders of its 8.500% Senior Secured Notes due 2026 (the “Existing Senior Secured Notes”) to exchange such Existing Senior Secured Notes for newly issued 10.500% Senior Secured Notes due 2027 (the “New Senior Secured Notes”). The Company, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “New Senior Secured Notes Trustee”) and collateral trustee, entered into an indenture (the “New Senior Secured Notes Indenture”) governing the New Senior Secured Notes and the Company issued approximately $360.3 million aggregate principal amount of New Senior Secured Notes as consideration for the exchange of approximately $328.1 million aggregate principal amount of the Existing Senior Secured Notes (inclusive of $52.50 principal amount of New Senior Secured Notes per $1,000 principal amount of Existing Senior Secured Notes exchanged, paid to exchanging holders in lieu of the interest payment in respect of the Existing Senior Secured Notes that was due on August 1, 2025). The Company intends to make the interest payment that was initially due on August 1, 2025 in respect of any Existing Senior Secured Notes that remain outstanding following the final settlement of the Exchange Offer on August 29, 2025. Following the initial settlement of the Exchange Offer, approximately $1.9 million aggregate principal amount of Existing Senior Secured Notes remain outstanding.
The expiration deadline for the Exchange Offer is midnight (end of day), New York City time, on August 13, 2025, unless extended by the Company. The Company currently expects that the final settlement of the Exchange Offer will occur on August 15, 2025, subject to all conditions to the Exchange Offer having been satisfied or waived by the Company.
The Company’s obligations under the New Senior Secured Notes Indenture are irrevocably and unconditionally guaranteed, jointly and severally, by the same guarantors that guarantee the Existing Senior Secured Notes (the “Subsidiary Guarantors”). The New Senior Secured Notes and the related guarantees are senior secured obligations of the Company and the Subsidiary Guarantors. The New Senior Secured Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.
Certain terms and conditions of the New Senior Secured Notes are as follows:
Maturity. The New Senior Secured Notes mature on February 1, 2027.
Interest. The New Senior Secured Notes accrue interest at a rate of 10.500% per year, payable semi-annually on February 1 and August 1 of each year, commencing on February 1, 2026. For the first interest period only, interest is paid in kind. All subsequent interest payments are payable in cash.

Ranking. The New Senior Secured Notes and the note guarantees are the Company’s and the Subsidiary Guarantors’ senior secured obligations. The New Senior Secured Notes and the note guarantees will rank: (i) equal in right of payment (subject to the priority of any First-Out Obligations (as defined in the New Senior Secured Notes Indenture) (including any debt under the Company’s existing $20.0 million secured revolving credit facility)) with all existing and future senior debt of the Company and the Subsidiary Guarantors and effectively senior to all unsecured debt of the Company to the extent of the value of the collateral; (ii) senior in right of payment to all of the Company’s future debt that expressly provides for its subordination to the New Senior Secured Notes; (iii) effectively subordinated to any existing and future debt of the Company that is secured by liens on property and assets that do not constitute collateral, to the extent of the value of such property and assets; and (iv) structurally subordinated to any existing and future debt and other liabilities of the Company’s non-guarantor subsidiaries.
Collateral. The New Senior Secured Notes are secured by a first priority lien on substantially all of the Company’s assets and the assets of the Subsidiary Guarantors (except for certain “Excluded Assets,” and subject to certain “Permitted Liens,” each as defined in the New Senior Secured Notes Indenture), including, without limitation:
•all equity interests owned by the Company or a Subsidiary Guarantor (which, in the case of any equity interest in a foreign subsidiary, will be limited to 65% of the voting stock of such foreign subsidiary if the pledge thereof would result in adverse tax consequences that are material to the value of the collateral);
•all equipment, goods, inventory and fixtures owned by the Company or a Subsidiary Guarantor;
•all accounts, cash, deposit accounts and investment securities owned by the Company or a Subsidiary Guarantor;
•all documents, books and records, instruments and chattel paper owned by the Company or a Subsidiary Guarantor;
•all intellectual property and other general intangibles owned by the Company or a Subsidiary Guarantor; and
•any proceeds and supporting obligations thereof.
No Sinking Fund. The Company is not required to make any sinking fund payments with respect to the New Senior Secured Notes.
Optional Redemption. The Company has the option to redeem some or all of the New Senior Secured Notes at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date.
Asset Sale Offer. If the Company completes certain assets sales, the Company may be required in certain circumstances to make an offer to purchase the New Senior Secured Notes with the net cash proceeds from such an asset sale at a price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase.
Change of Control. If a Change of Control (as defined in the New Senior Secured Notes Indenture) occurs, the Company will be required to make an offer to purchase the New Senior Secured Notes for cash at a price equal to 101% of the aggregate principal amount of such New Senior Secured Notes on the date of purchase, plus any accrued and unpaid interest to the date of repurchase.
Certain Covenants. The New Senior Secured Notes Indenture contains covenants limiting, among other things, the ability of the Company, and, in certain cases, the Company’s subsidiaries, to incur additional indebtedness; create liens; pay dividends or make distributions in respect of capital stock; make certain restricted payments; sell assets; engage in certain transactions with affiliates; or consolidate or merge with, or sell substantially all of its assets to, another person. Additionally, the New Senior Secured Notes Indenture requires the Company to meet certain milestones with respect to strategic alternatives for our operating subsidiaries, including asset sales generating at least $150 million in net proceeds, such that by September 1, 2025 the Company has a bona fide bid or term sheet related to a potential sale, a fully executed purchase or equity agreement by November 1,

2025, and an executed transaction with applied proceeds to the New Senior Secured Notes Indenture no later than February 1, 2026. In the event this covenant is not reached, the Company will be required to commence a sales process for DBM Global. These covenants are subject to a number of important exceptions and qualifications.
Events of Default. The New Senior Secured Notes Indenture contains customary events of default which could, subject to certain conditions, cause the New Senior Secured Notes to become immediately due and payable, including, but not limited to defaults by the Company in the payment of the principal of any the New Senior Secured Notes when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an offer to purchase by the Company) or in the payment of interest on any note when the same becomes due and payable, and the default continues for a period of 30 days; failure to comply with certain other covenants in the New Senior Secured Notes Indenture for a period of 60 days following notice by the New Senior Secured Notes Trustee or the holders of at least 30% in aggregate principal amount of the New Senior Secured Notes then outstanding; failure to pay or otherwise default on material debt; or failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $20 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days; and certain events of bankruptcy or insolvency.
This summary does not purport to be complete and is qualified in its entirety by reference to the New Senior Secured Notes Indenture, which has been filed as Exhibit 4.1 hereto and which is incorporated by reference herein.
Existing Senior Secured Notes First Supplemental Indenture
Also on the Closing Date, the Company and U.S. Bank Trust Company, National Association, as trustee (the “Existing Senior Secured Notes Trustee”), entered into a first supplemental indenture (the “Existing Senior Secured Notes Supplemental Indenture”) to the indenture, dated as of February 1, 2021, by and among the Company, the guarantors party thereto from time to time and the Existing Senior Secured Notes Trustee, governing the Existing Senior Secured Notes (the “Existing Senior Secured Notes Indenture”). The Existing Senior Secured Notes Supplemental Indenture amended the Existing Senior Secured Notes Indenture and the Existing Senior Secured Notes to effectuate certain proposed amendments with respect to the Existing Senior Secured Notes pursuant to the previously announced solicitation of consents, which amendments included eliminating substantially all of the restrictive covenants, eliminating certain events of default, modifying covenants regarding mergers and consolidations and modifying or eliminating certain other provisions contained in the Existing Senior Secured Notes Indenture and the Existing Senior Secured Notes. In addition, the liens securing the Existing Senior Secured Notes were subordinated to the liens securing certain indebtedness, including the New Senior Secured Notes, New Convertible Notes referred to below and the 2020 Revolving Credit Agreement referred to below pursuant to the Existing Senior Secured Notes Supplemental Indenture.
This summary does not purport to be complete and is qualified in its entirety by reference to the Existing Senior Secured Notes Supplemental Indenture, which has been filed as Exhibit 4.3 hereto and which is incorporated by reference herein.
New Convertible Notes
Also on the Closing Date, the Company settled the exchanges (collectively, the “Convertible Notes Exchanges”) under its previously announced privately negotiated exchange agreements (collectively, the “Exchange Agreements”) with certain holders of its 7.5% Convertible Senior Notes due 2026 (the “Existing Convertible Notes”). Pursuant to the Exchange Agreements, the Company exchanged approximately $48.7 million of the then outstanding aggregate principal amount of the Existing Convertible Notes for approximately $53.5 million aggregate principal amount of newly issued 9.5% Convertible Senior Secured Notes due 2027 (the “New Convertible Notes”) (inclusive of $47.50 principal amount of New Convertible Notes per $1,000 principal amount of Existing Convertible Notes exchanged, paid to exchanging holders in lieu of the interest payment in respect of the Existing Convertible Notes that was due on August 1, 2025). No separate cash payment will be made at the settlement of the exchange for accrued and unpaid interest on the Existing Notes being exchanged. The Company, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “New Convertible Notes Trustee”) and collateral trustee, entered into an indenture (the “New Convertible Notes Indenture”), dated as of the Closing Date, governing the New Convertible Notes.
The Convertible Notes Exchanges were made, and the New Convertible Notes were issued, in reliance on a private placement exemption from registration under the Securities Act. The New Convertible Notes and the shares of common stock issuable upon their conversion have not been and will not be registered under the Securities Act, and the New Convertible Notes and such shares may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.
The initial maximum number of securities underlying the New Convertible Notes, assuming the largest “make-whole” addition to the conversion rate under the New Convertible Notes Indenture, and assuming that the Company has obtained the requisite stockholder approval referred to above, is 1,543,174 shares of the Company’s common stock.
Certain terms and conditions of the New Convertible Notes are as follows:
Maturity. The New Convertible Notes mature on March 1, 2027 unless earlier converted, redeemed or purchased.
Interest. The New Convertible Notes accrue interest at a rate of 9.5% per year. Interest on the New Convertible Notes is paid semi-annually on February 1 and August 1 of each year. For the first interest period only, interest is paid in kind. All subsequent interest payments are payable in cash.
Ranking. The New Convertible Notes constitute a secured and second-priority lien obligation of the Company. The New Convertible Notes and the note guarantees will rank: (i) junior in right of payment with all existing and future first-lien debt of the Company and the Subsidiary Guarantors (including the New Senior Secured Notes, the 2020 Revolving Credit Agreement and the guarantees thereof) and effectively senior to all unsecured or third-lien debt of the Company to the extent of the value of the collateral; (ii) senior in right of payment to all of the Company’s future debt that expressly provides for its subordination to the New Convertible Notes; (iii) effectively subordinated to any existing and future debt of the Company that is secured by liens on property and assets that do not constitute collateral, to the extent of the value of such property and assets; and (iv) structurally subordinated to any existing and future debt and other liabilities of the Company’s non-guarantor subsidiaries.
Collateral. The New Convertible Notes are secured by a second priority lien on substantially all of the Company’s assets and the assets of the Subsidiary Guarantors (except for certain “Excluded Assets,” and subject to certain “Permitted Liens,” each as defined in the New Convertible Notes Indenture), including, without limitation:
•all equity interests owned by the Company or a Subsidiary Guarantor (which, in the case of any equity interest in a foreign subsidiary, will be limited to 65% of the voting stock of such foreign subsidiary if the pledge thereof would result in adverse tax consequences that are material to the value of the collateral);
•all equipment, goods, inventory and fixtures owned by the Company or a Subsidiary Guarantor;
•all accounts, cash, deposit accounts and investment securities owned by the Company or a Subsidiary Guarantor;
•all documents, books and records, instruments and chattel paper owned by the Company or a Subsidiary Guarantor;
•all intellectual property and other general intangibles owned by the Company or a Subsidiary Guarantor; and
•any proceeds and supporting obligations thereof.

No Sinking Fund. The Company is not required to make any sinking fund payments with respect to the New Convertible Notes.

Optional Redemption. The Company may redeem the New Convertible Notes in whole or in part, for cash. The redemption price will equal 100% of the principal amount of the New Convertible Notes being redeemed, plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the redemption date.
Fundamental Change. If the Company undergoes a Fundamental Change (as defined in the New Convertible Notes Indenture), subject to certain conditions, the Company may be required to purchase all or any portion of the New Convertible Notes for cash. The Fundamental Change purchase price will be 100% of the principal amount of the New Convertible Notes to be purchased, plus any accrued and unpaid interest, including additional interest, if any, to, but excluding, the Fundamental Change Purchase Date (as defined in the New Convertible Notes Indenture). The Fundamental Change definition excludes ownership of the Company’s equity by Lancer Capital LLC and its affiliates.
Certain Covenants. The New Convertible Notes Indenture contains covenants limiting, among other things, the ability of the Company, and, in certain cases, the Company’s subsidiaries, to incur additional indebtedness; create liens; pay dividends or make distributions in respect of capital stock; make certain restricted payments; sell assets; engage in certain transactions with affiliates; or consolidate or merge with, or sell substantially all of its assets to, another person. These covenants are subject to a number of important exceptions and qualifications.
Conversion Rights. The New Convertible Notes will be convertible into cash, shares of the Company’s common stock, or a combination thereof, at the Company’s election, based on an initial conversion rate of 23.6327 shares of common stock per $1,000 principal amount of New Convertible Notes (equivalent to an initial conversion price of approximately $42.3143 per share of the Company’s common stock), at any time prior to the close of business on the business day immediately preceding the maturity date, in principal amounts of $1,000 or an integral multiple of $1.00 in excess thereof. In addition, following a Make-Whole Fundamental Change (as defined in the New Convertible Notes Indenture) or the Company’s delivery of a notice of redemption for the New Convertible Notes, the Company will, in certain circumstances, be required to increase the conversion rate for a holder who elects to convert its New Convertible Notes in connection with (i) such Make-Whole Fundamental Change or (ii) such notice of redemption.
Events of Default. The New Convertible Notes Indenture contains customary events of default which could, subject to certain conditions, cause the New Convertible Notes to become immediately due and payable, including, but not limited to defaults by the Company in the payment of the principal of any the New Convertible Notes when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise or in the payment of interest on any note when the same becomes due and payable, and the default continues for a period of 30 days; failure to comply with certain other covenants in the New Convertible Notes Indenture for a period of 60 days following notice by New Convertible Notes Trustee or the holders of at least 25% in aggregate principal amount of the New Convertible Notes then outstanding; failure to pay or otherwise default on material debt; or failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $20 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days; and certain events of bankruptcy or insolvency.
This summary does not purport to be complete and is qualified in its entirety by reference to the New Convertible Notes Indenture, which has been filed as Exhibit 4.4 hereto and which is incorporated by reference herein.
Existing Convertible Notes First Supplemental Indenture
On the Closing Date, the Company and U.S. Bank Trust Company, National Association, as trustee (the “Existing Convertible Notes Trustee”) entered into a first supplemental indenture (the “Existing Convertible Notes Supplemental Indenture”) to the indenture, dated as of February 1, 2021, by and among the Company, the guarantors party thereto from time to time and the Existing Convertible Notes Trustee, governing the Existing Convertible Notes (the “Existing Convertible Notes Indenture”). The Existing Convertible Notes Supplemental Indenture amended the Existing Convertible Notes Indenture and the Existing Convertible Notes to effectuate certain proposed amendments with respect to the Existing Convertible Notes pursuant to the previously announced solicitation of consents, which amendments included eliminating substantially all of the restrictive covenants, eliminating certain events of default, modifying covenants regarding mergers and consolidations and modifying or eliminating certain other provisions, contained in the Existing Convertible Notes Indenture and the Existing Convertible Notes.
This summary does not purport to be complete and is qualified in its entirety by reference to the Existing Convertible Notes Supplemental Indenture, which has been filed as Exhibit 4.6 hereto and which is incorporated by reference herein.
Revolving Credit Agreement
On July 31, 2025, the Company and MSD PCOF Partners IX, LLC entered into a Seventh Amendment to Credit Agreement to extend the maturity of the Company’s existing credit agreement, dated as of March 13, 2020 (the “2020 Revolving Credit Agreement”) to August 8, 2025. On the Closing Date, the Company and MSD PCOF Partners IX, LLC entered into an Eighth Amendment to Credit Agreement, which amends the 2020 Revolving Credit Agreement. The Eighth Amendment to Credit Agreement provides for, among other things, extension of the 2020 Revolving Credit Agreement’s maturity to September 15, 2026.
This summary does not purport to be complete and is qualified in its entirety by reference to the Seventh Amendment to Credit Agreement, which has been filed as Exhibit 4.7 hereto and which is incorporated by reference herein, and the Eighth Amendment to Credit Agreement, which has been filed as Exhibit 4.8 hereto and which is incorporated by reference herein.
CGIC Debt
On the Closing Date, the Company and CGIC entered into a Subordinated Secured Promissory Note to, among other things, extend the maturity of its existing subordinated unsecured promissory note with CGIC (the “CGIC Note”) to April 30, 2027, and secure the amended CGIC Note by a third priority lien on the same collateral securing the New Senior Secured Notes and the New Convertible Notes. The amended CGIC Note has an interest rate of 16%. Interest on the amended CGIC Note will be paid in the form of PIK interest through August 31, 2026, and all interest payments thereafter will be payable in cash. As part of the agreement with CGIC, 8,063 shares of Series A-4 Preferred Stock of the Company (including accrued dividends) held by CGIC has been exchanged for an additional principal amount of the CGIC Note, on a dollar-for-dollar basis (the “Preferred Stock Exchange”). After giving effect to the Preferred Stock Exchange, payment of accrued interest of the CGIC Note through July 31, 2025, as PIK interest, and a related fee, the aggregate outstanding principal amount of the CGIC Note is $43.0 million.
This summary does not purport to be complete and is qualified in its entirety by reference to the Subordinated Secured Promissory Note, which has been filed as Exhibit 10.1 hereto and which is incorporated by reference herein.
HC2 Broadcasting Holdings Debt
On the Closing Date, the Company and entered into a Tenth Omnibus Amendment to Secured Notes and Limited Consent to MSD Secured Note and Intercreditor Agreement with the noteholders of Spectrum’s $69.7 million 8.50% and 11.45% Notes (the “Spectrum Notes”) to, among other things, extend the maturity of such notes to September 30, 2026 (the “Spectrum Notes Extension”). The Spectrum Notes Extension also requires us to meet certain milestones with respect to strategic alternatives for our Broadcasting segment, such that, if the Spectrum Notes are not repaid in full in cash on or before November 1, 2025, the Company will be required to commence an alternative strategic process for HC2 Broadcasting Holdings Inc.
This summary does not purport to be complete and is qualified in its entirety by reference to the Tenth Omnibus Amendment to Secured Notes, which has been filed as Exhibit 4.9 hereto and which is incorporated by reference herein, and the Side Letter to the Tenth Omnibus Amendment to Secured Notes, which have been filed as Exhibits 4.10 hereto and which are incorporated by reference herein.

R2 Technologies Debt
On July 31, 2025, Lancer Capital and R2 Technologies, Inc. (“R2 Technologies”) entered into an amendment to a Senior Secured Promissory Note to extend the maturity of R2 Technologies’ $20 million 20.0% senior secured promissory note due to Lancer Capital (the “Senior Secured Promissory Note”) to August 8, 2025. On the Closing Date, Lancer Capital and R2 Technologies entered into an Amended and Restated Senior Secured Promissory Note to, among other things, extend the maturity of the Senior Secured Promissory Note to August 1, 2026. The amended Senior Secured Promissory Note has an interest rate of 12% and removes certain exit and default fees. All interest and fees (including a 5% extension fee) accrued through August 4, 2025, have been added to the principal amount.
This summary does not purport to be complete and is qualified in its entirety by reference to Amendment No. 4 of Senior Secured Promissory Note, which has been filed as Exhibit 10.2 hereto and which is incorporated by reference herein, and the Amended and Restated Senior Secured Promissory Note, which has been filed as Exhibit 10.3 hereto and which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Items 1.01 and 2.03 is incorporated into this Item 3.02 by reference.

Forward Looking Statements

This Current Report on Form 8-K, including the exhibits, contains forward-looking statements. Actual results, events or developments may differ materially from those anticipated or discussed in any forward-looking statement. These statements are subject to risks, uncertainties and other factors, as discussed further in the press release attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
4.1	Indenture governing the 10.500% senior secured notes due 2027, dated as of August 4, 2025, by and among INNOVATE Corp., the guarantors party thereto and U.S. Bank Trust Company, National Association
4.2	Form of 10.500% senior secured notes due 2027 (included in Exhibit 4.1)
4.3
First supplemental indenture to the indenture governing the 8.500% senior secured notes due 2026, dated as of February 1, 2021, by and among HC2 Holdings, Inc., the guarantors party thereto and U.S. Bank National Association

4.4
Indenture governing the 9.500% convertible senior secured notes due 2027, dated as of August 4, 2025, by and among INNOVATE Corp., the guarantors party thereto and U.S. Bank Trust Company, National Association

4.5	Form of 9.500% convertible senior secured notes due 2027 (included in Exhibit 4.4)
4.6	First supplemental indenture to the indenture governing the 7.5% convertible senior notes due 2026, dated as of February 1, 2021, by and between HC2 Holdings, Inc. and U.S. Bank National Association
4.7	Seventh Amendment to Credit Agreement, dated as of July 31, 2025, among INNOVATE Corp., the guarantors party thereto and MSD PCOF Partners IX, LLC
4.8	Eighth Amendment to Credit Agreement, dated as of August 4, 2025, among INNOVATE Corp., the guarantors party thereto and MSD PCOF Partners IX, LLC
4.9
Tenth Omnibus Amendment to Secured Notes, dated as of August 4, 2025, by and among HC2 Station Group, Inc., HC2 Broadcasting Inc., HC2 Network Inc., DTV America Corporation, HC2 Broadcasting Intermediate Holdings Inc., HC2 Broadcasting Holdings Inc., MSD PCOF Partners XVIII, LLC, Mass Mutual Ascend Life Insurance Company and Great American Insurance Company

4.10
Side Letter to Tenth Omnibus Amendment to Secured Notes, dated as of August 4, 2025, by and among Innovate Corp., MassMutual Ascend Life Insurance Company, Great American Insurance Company and MSD PCOF Partners XVIII, LLC

10.1	Subordinated Secured Promissory Note dated August 4, 2025 by and between INNOVATE Corp. and Continental General Insurance Company
10.2	Amendment No. 4 of Senior Secured Promissory Note dated effective as of July 31, 2025, by and between R2 Technologies, Inc. and Lancer Capital LLC
10.3	Amended and Restated Senior Secured Promissory Note dated August 4, 2025 by and among R2 Technologies, Inc. and Lancer Capital LLC
99.1	Press Release issued by INNOVATE, dated August 4, 2025, titled “INNOVATE Closes Indebtedness Refinancing Transactions”
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2025

INNOVATE Corp. (Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer